Subsidiaries of Pope & Talbot, Inc. (the registrant)


                                                                State or Other
     Name of Corporation                                        Jurisdiction of
                                                                Incorporation
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     1)    Pope & Talbot International Ltd.                     British Columbia

     2)    Pope & Talbot Ltd., a subsidiary of Pope &           British Columbia
           Talbot International Ltd.

     3)    Pope & Talbot Pulp Ltd., a subsidiary of             British Columbia
           Pope & Talbot Ltd.

     4)    Harmac Pacific Inc., owned 10.4 percent by           British Columbia
           Pope & Talbot Ltd. and 49.8 percent by Pope &
           Talbot Pulp Ltd.

     5)    Harmac Europe, Inc., a subsidiary of Harmac          Belgium
           Pacific Inc.

     6)    Harmac Sales, Inc., a subsidiary of Harmac           Wisconsin
           Pacific Inc.

     7)    Pope & Talbot FSC, Inc.                              Oregon

     8)    Pope & Talbot Wis., Inc.                             Delaware

     9)    Penn Timber, Inc.                                    Oregon

    10)    Pope & Talbot Relocation Services, Inc.              Oregon

    11)    Pope & Talbot Pulp Sales USA, Inc.                   Oregon

    12)    Pope & Talbot Pulp Sales Europe, owned 89            Belgium
           percent by Pope & Talbot Pulp Sales USA, Inc.
           and 11 percent by Pope & Talbot, Inc.

All subsidiaries of the registrant do business under the name of the corporation.